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Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

    The undersigned hereby agree as follows:

    (i)  Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

    (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: November 5, 2001
BATTERY VENTURES III, L.P.
	By:	Battery Partners III, L.P.
	Its:	General Partner
	By:	/s/ Richard D. Frisbie
BATTERY PARTNERS III, L.P.
	By:	/s/ Richard D. Frisbie
BATTERY VENTURES VI, L.P.
	By:	Battery Partners VI, LLC
	Its:	General Partner
	By:	/s/ Richard D. Frisbie
BATTERY PARTNERS VI, LLC
	By:	/s/ Richard D. Frisbie

BATTERY INVESTMENT PARTNERS VI, LLC
By:	/s/ Richard D. Frisbie
/s/ Richard D. Frisbie
/s/ Oliver D. Curme
/s/ Howard Anderson
/s/ Thomas J. Crotty
/s/ Kenneth P. Lawler
/s/ Todd A. Dagres
/s/ Anthony M. Abate
/s/ Michael B. Darby
/s/ Morgan M. Jones
/s/ Ravi Mohan
/s/ Scott R. Tobin
/s/ Mark H. Sherman
/s/ R. David Tabors

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AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D